EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Results for the First Quarter of Fiscal 2006
Solid revenue gains reflect continuing strength in core business
SEATTLE, WA—January 19, 2006—For the first quarter of fiscal 2006, F5 Networks announced revenue of $88.1 million, up 9 percent from $80.6 million in the prior quarter and 47 percent from $60.0 million in the first quarter of fiscal 2005. Net income was $15.2 million ($0.37 per diluted share), compared to $15.7 million ($0.39 per diluted share) in the prior quarter and $10.0 million ($0.26 per diluted share) in the first quarter a year ago.
During the fourth quarter of fiscal 2005, the company began expensing stock-based compensation. To facilitate a comparison of this quarter’s results with the results of prior quarters, the company is presenting pro forma net income for the first quarter of fiscal 2006 and the fourth quarter of fiscal 2005. Excluding the effects of stock compensation expense, net income for the first quarter of fiscal 2006 was $19.0 million ($0.47 per diluted share) compared to $19.0 million ($0.47 per diluted share) in the prior quarter.
A reconciliation of reported net income to pro forma net income is included on the attached Consolidated Statements of Operations.
F5 president and chief executive officer John McAdam said the company’s revenue growth reflected the continuing strength of its core business and growing demand for its TMOS-based products. Revenue from the company’s BIG-IP family of products grew 13 percent sequentially, and demand was strong across all geographic regions. As a result, overall revenue was up sequentially in North America, APAC and EMEA. In Japan, revenue was essentially flat with revenue in the seasonally strong September quarter.

Since the completion of the Swan Labs acquisition on October 4, integration of teams and products has proceeded smoothly. Given the incremental expenses related to the Swan integration, McAdam said he was pleased the company managed to maintain its pro forma operating margin at 31 percent, due in part to a higher mix of software revenue that boosted gross margins to 78 percent. In addition, McAdam said, the company continued to strengthen its balance sheet during the quarter. Deferred revenue grew 10 percent to $43.3 million, and $34.5 million in cash flow from operations contributed to a quarter-end balance of $373 million in cash and investments, after paying $43 million (net) in cash for Swan Labs.
Alluding to the continuing strength of F5’s core business, McAdam said management believes the company will continue to grow sequentially and has set a target range of $93 million to $95 million in revenue for the second quarter of fiscal 2006. Earnings for the second quarter are expected to be $0.39 to $0.40 per diluted share, including the charge for stock-based compensation. Excluding the compensation charge, the anticipated earnings range is expected to be $0.49 to $0.50 per diluted share. A reconciliation of the company’s expected GAAP and pro forma earnings is provided in the following table:

	Three months ended
	March 31, 2006
Reconciliation of Expected GAAP and Pro Forma Second Quarter Earnings	Low	High

Net income	$16,100	$16,500
Stock-based compensation expense, net of tax	4,200	4,200

Pro forma net income excluding stock-based compensation expense	$20,300	$20,700

Net income per share — diluted	$0.39	$0.40

Pro forma net income per share — diluted	$0.49	$0.50

About F5 Networks
F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast, and available for everyone, helping organizations get the most out of their investment. By adding intelligence and manageability into the network to offload applications, F5 optimizes applications and allows them to work faster and consume fewer resources. F5’s extensible architecture intelligently integrates application optimization, protects the application and the network, and delivers application reliability — all on one universal platform. Over 10,000 organizations and service providers worldwide trust F5 to keep their applications running. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.

Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s core business, sequential growth, the target revenue range, earnings ranges with and without the charge for stock-based compensation and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: customer acceptance of our new traffic management, security, application delivery and WAN optimization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; and the unpredictability of F5’s sales cycle. F5 has no duty to update any guidance provided or other matters discussed in this press release. More information about potential risk factors that could affect F5’s business and financial results is included in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2005, and other public filings with the Securities and Exchange Commission.
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F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2005	2005

Assets
Current assets
Cash and cash equivalents	$18,730	$51,867
Short-term investments	240,116	184,314
Accounts receivable, net of allowances of $3,045 and $2,969	49,203	41,703
Inventories	2,698	2,699
Deferred tax assets	4,260	3,935
Other current assets	9,788	9,906

Total current assets	324,795	294,424

Restricted cash	3,867	3,871
Property and equipment, net	19,076	16,158
Long-term investments	113,879	128,834
Deferred tax assets	28,979	36,212
Goodwill	81,652	49,677
Other assets, net	16,529	8,323

Total assets	$588,777	$537,499

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$12,965	$7,668
Accrued liabilities	21,098	19,648
Deferred revenue	39,684	36,009

Total current liabilities	73,747	63,325

Other long-term liabilities	6,759	6,650
Deferred revenue, long-term	3,647	3,314

Total long-term liabilities	10,406	9,964

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 100,000 shares authorized 39,593 and 38,593 shares issued and outstanding	437,642	412,419
Accumulated other comprehensive loss	(1,460)	(1,430)
Retained earnings	68,442	53,221

Total shareholders’ equity	504,624	464,210

Total liabilities and shareholders’ equity	$588,777	$537,499

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months Ended
	December 31,	September 30,	December 31,
	2005	2005	2004

Net revenues
Products	$68,591	$62,762	$46,397
Services	19,496	17,845	13,612

Total	88,087	80,607	60,009

Cost of net revenues (1)
Products	14,593	13,886	10,528
Services	4,974	4,572	3,386

Total	19,567	18,458	13,914

Gross profit	68,520	62,149	46,095

Operating expenses (1)
Sales and marketing	28,865	25,521	19,640
Research and development	10,478	9,039	6,974
General and administrative	7,397	7,067	5,006

Total	46,740	41,627	31,620

Income from operations	21,780	20,522	14,475
Other income, net	2,970	2,925	1,387

Income before income taxes	24,750	23,447	15,862
Provision for income taxes (1)	9,529	7,796	5,869

Net income	$15,221	$15,651	$9,993

Net income per share — basic	$0.39	$0.41	$0.28

Weighted average shares — basic	39,163	38,479	35,577

Net income per share — diluted	$0.37	$0.39	$0.26

Weighted average shares — diluted	40,805	40,015	37,818

Reconciliation to pro forma results
Net income as reported	$15,221	$15,651
Stock-based compensation expense, net of tax	3,811	3,328

Pro forma net income	$19,032	$18,979

Pro forma net income per share — diluted	$0.47	$0.47

Pro forma weighted average shares — diluted	40,805	40,015

(1) Includes stock-based compensation as follows:
Cost of net revenues	$349	$315
Sales and marketing	2,088	1,850
Research and development	1,443	1,345
General and administrative	1,370	1,063
Tax effect of stock based compensation	(1,439)	(1,245)

	3,811	3,328